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                                                                    EXHIBIT 23.2
                                                                    ------------

              Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Extreme Networks, Inc. Amended 1996 Stock Option Plan, 1999 Employee Stock Purchase Plan and 2000 Nonstatutory Stock Option Plan of our report dated July 18, 2000, with respect to the consolidated financial statements of Extreme Networks, Inc. included in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission.


                                         /s/ Ernst & Young LLP

Palo Alto, California
January 25, 2001